EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 31, 2009 on the consolidated balance sheets of Juhl Wind, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended in the Form S-1 Registration Statement of Juhl Wind, Inc. dated on or about September 30, 2009 and to the reference to our Firm under the caption “Experts” in the Prospectus included therein.

We hereby consent to the inclusion of our report dated May 8, 2009 on the balance sheets of Next Generation Power Systems, Inc. as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then in the Form S-1 Registration Statement of Juhl Wind, Inc. dated on or about September 30, 2009 and to the reference to our Firm under the caption “Experts” in the Prospectus included therein.

/s/	Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Certified Public Accountants

Minneapolis, Minnesota
September 30, 2009